UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2021, Xenon Pharmaceuticals Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, proxies and attending shareholders representing 34,769,301 of the Company’s common shares and 678,163 of the Company’s Series 1 preferred shares, or approximately 85.13% of the total of common shares and Series 1 preferred shares entitled to vote, were present or represented by proxies and voted on the following four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta and Ontario on April 28, 2021 (the “Proxy Statement”):

Proposal One – Election of Directors.  The following nominees were elected as directors to serve until the 2022 annual meeting of shareholders or until their respective successors are duly elected and qualified.

	For	Withhold	Broker Non-Votes
Simon Pimstone	30,609,348	51,405	4,786,711
Dawn Svoronos	29,636,009	1,024,744	4,786,711
Mohammad Azab	30,316,018	344,735	4,786,711
Steven Gannon	30,655,178	5,575	4,786,711
Elizabeth Garofalo	30,658,200	2,553	4,786,711
Michael Hayden	24,704,896	5,955,857	4,786,711
Patrick Machado	28,486,792	2,173,961	4,786,711
Ian Mortimer	30,150,376	510,377	4,786,711
Gary Patou	29,843,023	817,730	4,786,711

Proposal Two –Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”).  The compensation of the Company’s named executive officers, on an advisory basis, was approved as follows:

For	Against	Abstain	Broker Non-Votes
30,551,667	85,511	23,575	4,786,711

Proposal Three – Appointment of Auditor.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the ensuing year was approved as follows:

For	Withheld	Broker Non-Votes
34,833,915	613,549	-

Proposal Four – Remuneration of Auditor.  The authority of the audit committee of the Board to set the remuneration of the auditors for the ensuing year was approved as follows:

For	Against	Abstain	Broker Non-Votes
30,539,472	114,893	6,388	4,786,711

Item 8.01	Other Events.

In connection with the Annual Meeting, effective June 3, 2021, the Company’s board of directors (the “Board”), acting upon the recommendation of its Nominating and Corporate Governance Committee, approved certain changes to the composition of the Board’s committees. Specifically, Mr. Steven Gannon was appointed chair of the Audit Committee replacing Mr. Frank Holler, Ms. Dawn Svoronos was appointed to the Audit Committee replacing Mr. Michael Tarnow, Mr. Patrick Machado was appointed to the Compensation Committee replacing Dr. Clarissa Desjardins and Dr. Michael Hayden was appointed to the Nominating and Corporate Governance Committee replacing Mr. Tarnow.

Following these appointments, the membership on the three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Steven Gannon (Chair)	Dr. Mohammad Azab (Chair)	Dr. Gary Patou (Chair)
Patrick Machado	Patrick Machado	Dr. Michael Hayden
Dawn Svoronos	Dr. Gary Patou	Dawn Svoronos

In addition, as previously disclosed by the Company, effective as of June 3, 2021, Mr. Ian Mortimer was appointed as the Company’s Chief Executive Officer and retained his current responsibilities as President and principal operating officer of the Company, Dr. Simon Pimstone commenced service as the Company’s Executive Chair of the Board and Ms. Sherry Aulin was appointed as the Company’s Chief Financial Officer. For additional information regarding the executive appointments and their compensatory arrangements, please refer to the Company’s Current Report on Form 8-K and the exhibits thereto, filed with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta and Ontario on January 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: June 3, 2021	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer